UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 1, 2005

                        BIO-SOLUTIONS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



            Nevada                33-25126-D                     85-0368333
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)


                  1281 SW 28th Avenue, Boynton Beach, FL, 33426
               (Address of principal executive offices) (zip code)

                                 (561) 436-7064
              (Registrant's telephone number, including area code)


                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On November 1, 2005, Bio-Solutions International, Inc. ("Bio-Solutions" or the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with OmniMed Acquisition Corp., (the "Acquirer), a Nevada corporation and a wholly owned subsidiary of the Company, OmniMed International, Inc., a Nevada corporation ("OmniMed"), and the shareholders of OmniMed (the "OmniMed Shareholders"). Pursuant to the Agreement, the Company acquired all of the outstanding equity stock of OmniMed from the OmniMed Shareholders. As consideration for the acquisition of OmniMed, the Company agreed to issue 9,894,900 shares of the Company's common stock to the OmniMed Shareholders. These issuances are deemed to be exempt under rule 506 of Regulation D and
Section 4(2) of the Securities Act of 1933, as amended since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.


Item 2.01 Completion of Acquisition or Disposition of Assets

                     DESCRIPTION OF BIO-SOLUTIONS' BUSINESS

Organizational History

Bio-Solutions International, Inc. was originally incorporated under the name Septima Enterprises, Inc. ("Septima") on September 12, 1988 under the laws of the State of Colorado for the purpose of acquiring interests in other business entities and commercial technologies. Due to the unsuccessful nature of its initial operations, Septima ceased all operations in February 1998. In September 1998, creditors of Septima were successful in obtaining a judgment against Septima for unpaid debts. In October 1998, Septima was subject to a Judicial Sale whereby all assets of Septima were sold in satisfaction of the September 1998 judgment. Accordingly, the aggregate adjusted balance of open trade payables, as of December 31, 2000, of approximately $134,000 was the only remaining identifiable liability of Septima.

During the first quarter of Fiscal 2001, Septima's legal counsel began to negotiate the settlement of the outstanding trade accounts payable. As a result of these efforts, Septima was able to negotiate settlements during the second quarter of Fiscal 2001, using cash, Septima's restricted and unregistered common stock and combinations thereof, to satisfy approximately $122,700 of open trade payables Additionally, unaffiliated third parties have agreed to assume the remaining approximately $11,000 of trade payables owed to unlocated vendors.


On January 22, 2001, Septima held a Special Meeting of the Shareholders at which the following items were approved: 1) a 1 for 100 reverse split of the Company's issued and outstanding common stock as of February 5, 2001; 2) the reincorporation to the State of Nevada thereby changing the corporate domicile from Colorado to Nevada; and 3) a change the par value of the common shares from no par value to $0.0001 per share.


Following the Special Meeting of the Shareholders, Septima changed its state of incorporation from Colorado to Nevada by means of a merger with and into a Nevada corporation formed on January 26, 2001 solely for the purpose of effecting the reincorporation. The Certificate of Incorporation and Bylaws of the Nevada corporation are the Certificate of Incorporation and Bylaws of the surviving corporation. Such Certificate of Incorporation changed Septima's name to Bio-Solutions International, Inc. and modified Septima's capital structure to allow for the issuance of 100,000,000 total equity shares consisting of no shares of preferred stock and 100,000,000 shares of common stock, with a par value of $0.0001 per share. Overview of Business

Bio-Solutions has sold and spun-off its two operating subsidiaries and currently has no operations.

Sale of Manufacturing Division

In March 2004, the Company sold certain of its assets associated with the manufacturing portion of its business to Bio Solutions Manufacturing, Inc., a Nevada corporation ("BSMI"). As a part of such agreement, BSMI agreed to assume certain liabilities totaling $309,709.60 to be paid within six (6) months of closing, with no less than $25,000 being paid each month until all the liabilities are satisfied. BSMI issued 2,000,000 shares of the restricted common stock of Single Source Financial Services, Inc., paid the Company $250,000.00 cash and agreed to make payments in the amount of $25,000.00 per month for a period of four (4) months as payment for the assets.

Also in March 2004, BSMI entered into a marketing/manufacturing agreement with Bio-Solutions Franchise Corp. ("BSFC"). As a part of the agreement, BSMI will manufacture, test, research and develop environmental products for BSFC to market and sell. The term of the agreement is for a period of ten (10) years.


The Company recorded a gain on disposed of operations in the amount of $330,375, net of income tax effects.


Spin Off of Franchise Division


Effective as of June 30, 2004,  Bio-Solutions  International,  Inc. has spun-out its formerly wholly-owned subsidiary, Bio-Solutions Franchise Corp. ("Franchise"), to all of its stockholders of record as of July 20, 2004. The spin-out was effectuated through a pro-rata distribution of 100% of the capital stock of Franchise to the existing stockholders of the Company. The shares of Franchise that were distributed are "restricted" securities and cannot be resold without registration under the Securities Act of 1933, as amended, unless an exemption from registration is available. Neither Franchise nor any class of its capital stock is registered under the Securities Exchange Act of 1934, as amended. There is no public market for the shares of capital stock of Franchise, nor is there expected to be one in the foreseeable future.


The Company recorded a loss on disposed of operations in the amount of $324,690, net of income tax effects.


On July 20, 2004, the Company filed a Schedule 14C approving by shareholder consent a reverse split of the common stock of 1 for 500, the increase of authorized preferred stock and approved a restatement of the authorized shares after the reverse split of 110,000,000, of which 10,000,000 is preferred and 100,000,000 is common, and approved the spinout of BSFC to existing shareholders, all of which actions have been taken. As a condition of new funding and to better position the Company for a merger or acquisition, a majority of shareholders consented to and the Board of Directors has approved an additional 1 for 10 reverse split of all outstanding shares, the timing of such reverse to be in the discretion of the Board of Directors but to occur on or before June 30, 2005.

                        DESCRIPTION OF OMNIMED'S BUSINESS

Organizational History

OmniMed was incorporated in the State of Nevada under the name Mednet International, Inc. on July 16, 1997. On October 17, 2003, Mednet International changed its name to OmniMed International, Inc.

Overview of Business

OmniMed  is  developing  a  system  for  gathering,   digitizing,   storing  and
distributing information for the healthcare field.

OmniMed's goal is to revolutionize the medical industry by bringing digital technology to the business of medicine. OmniMed intends to accomplish its objective by providing individuals with a simple and secure way to access their lifetime of actual medical records in an efficient and cost-effective manner. OmniMed's products and services are designed to provide Healthcare providers with the ability to reference their patient's actual past medical records, thereby ensuring the most accurate treatment and services possible while simultaneously reducing redundant procedures.

OmniMed is creating a system for gathering and digitizing medical records so that individuals can have a comprehensive record of all of their medical visits. OmniMed's primary product is the MedeFile system, a highly secure system for gathering and maintaining medical records. The MedeFile system is designed to gather all of its members' medical records and create a single, comprehensive medical record that is accessible 24 hours a day, seven days a week.

Industry Overview

Since the beginning of modern medicine, information about a patient's history, testing, treatment and care have been key ingredients in the provision of quality healthcare. Medical record information takes many forms, such as the patient's diagnosis, treatments, surgeries, medications, allergies, x-rays, and test results. The usage of medical record information has dramatically increased over the past 2 decades due to factors such as the complex reimbursement structure in the United States healthcare system, an ever more litigious society, and increased patient awareness.

Every patient visit generates a medical record. Today this information is typically contained in a paper-based patient medical record. A patient's medical records are usually stored in physicians' offices as well as other healthcare facilities the patient has visited. A record that tracks a patient's medical treatment over time is called a "longitudinal record".

In today's healthcare environment, access to hospital-based medical records by patients and other authorized parties (e.g., insurance companies, attorneys, etc.) is controlled by Release of Information (ROI) policies and procedures. ROI processes are based on the premise that patients have a right to access their medical records and that they must specifically designate any other party to whom their medical information can be released. ROI policies and procedures are based on the following laws and policies: the federal Health Insurance Portability and Accountability Act (HIPPA), various state laws, and the policies and professional practice guidelines set forth by the American Health Information Management Association (AHIMA).

Congress passed the Health Insurance Portability & Accountability Act (HIPAA) in 1996. The purpose of HIPAA is to prevent fraud in the health care industry and to protect confidential patient information. HIPPA standardizes and provides enforcement mechanisms for ROI rules and guidelines to protect personal healthcare information. HIPAA effects entities involved with electronic health care information--including health care providers, health plans, employers, public health authorities, life insurers, clearinghouses, billing agencies, information systems vendors, service organizations, universities, and even single-physician offices. The final version of the HIPAA Privacy regulations was issued in December 2000, and went into effect on April 14, 2001. A two-year "grace" period was included; enforcement of the HIPAA Privacy Rules began on April 14, 2003.

Overview of Products and Services

MedeFile

MedeFile is a Business to Business and a Business to Consumer subscription service. MedeFile is designed to create a "cradle to grave" longitudinal record for each of its members by retrieving and consolidating copies of their medical records. When the records are received, the MedeFile system consolidates them into a single medically correct format. The records are then stored in OmniMed's MedeVault, a secure repository that can be accessed by MedeFile members 24 hours a day, 7 days a week. Because of the unique security procedures incorporated into the MedeFile system through Securo Med, the member is the only person able to access or give permission to access their records.

A complete MedeFile file is comprised of copies of the member's actual medical records as well as a Digital Health Profile (DHP), which is an overview of the patient's and his family's medical history. In addition, every MedeFile member receives a MedeDrive, an external USB drive which stores all of a patient's Emergency Medical Information as well as a copy of the member's MedeFile.

MedeFile's Emergency Medical Information (EMI) Card

Upon becoming a MedeFile member each individual will receive a Membership / Emergency Medical Information (EMI) Card which contains instructions on how to contact MedeFile in order to retrieve the member's medical records.

The Digital Health Profile (DHP)

A part of a member's MedeFile is their Digital Health Profile (DHP). This form is completed by the patient in order to provide a summary of the patient's healthcare history which assists healthcare providers in understanding the patient's course of medical treatment. This document, along with Advanced Directives and medical record copies, complete the documents contained in the patient's MedeFile.

MedeDrive

The MedeDrive is an external USB drive which stores all of a patient's Emergency Medical Information and their MedeFile which can be viewed on a personal computer. MedeDrive self loads its own viewer, so no special program or software is required. The MedeDrive easily plugs into any PC USB port on most Windows-based computers built in the last four years. (Macintosh version is currently unavailable). The MedeDrive USB key can be updated easily and as frequently as the member desires at no additional cost.

MedeVault

The MedeVault is designed to serve as an electronic data and document repository that incorporates state-of-the-art security features in order to prevent unauthorized access to a patient's records. Access to the MedeVault is provided through an encrypted connection to a web service run by OmniMed. This connection is provided by Secure Sockets Layer (SSL) technology.

OmniMed Clinical Information Systems (CIS)

OmniMed CIS is a Business-to-Business professional consulting service that is designed to generate revenue from two primary sources: consulting engagements and product commissions.

OmniMed CIS intends to offer a full range of HIPPA assessment and compliance services. OmniMed CIS' goal is to facilitate the transition to HIPAA compliance. In addition, OmniMed CIS intends to offer services that will enable medical facilities to transition from paper-based medical records to electronic medical records. OmniMed CIS plans to digitize medical facility offices and offer software to keep the records up-to-date, index the records, and make them queryable based on each facility's specific needs.

OmniMed consulting engagements are generally fixed-price and fixed scope projects that also generate occasional time-and-materials income from ongoing support and training activities related to its services. In addition, OmniMed CIS intends to resell technology from various vendors as needed and may incur commission revenue and revenue from the markup of these products.

OmniMed CIS will offer several services, including the evaluation of the record keeping, security, and back office practices. After evaluation is complete, OmniMed CIS staff will move forward to implement their own remediation plans for the client. One aspect of these plans may include OmniScan, a component of CIS, which would produce additional revenue by scanning existing paper-based medical records and converting them to a secure, more efficient digital format. Furthermore, other revenue streams may be created based on the licensing of the OmniViewer for the digitized records as well as the scanning software for those facilities wishing to implement a "go-forward" scanning system. Finally, the clients may be charged a contractual support fee for ongoing technical support and updates, which may be assessed on an annual basis.

OmniScan

OmniMed's OmniScan service is designed to enable medical facilities to convert their paper based medical records into a digital format. OmniMed CIS intends to license the software which allows for electronic records to be viewed at various facility locations. In addition, the OmniScan service is designed to provide the following advantages: high quality images, high-speed conversion, record keeping in a single location, simultaneous use of files, and simplified release of information.

SecurMed

Securo Med is designed to serve as an authentication process that protects against any information being viewed by unauthorized persons.

Members

As of September 30, 2005, MedeFile had approximately 40 members.

Sales and Marketing

OmniMed intends to employ the following marketing strategies in order to generate awareness of OmniMed's products and services: direct sales, direct mail, a public relations campaign, speaking engagements by OmniMed's executive officers, participation in trade shows, and alliances and partnerships with third parties.

OmniMed's  marketing  strategy will target the following types of organizations:
Health Maintenance Organizations, Preferred Provider Organizations, managed care organizations, insurance companies, large groups of individuals such as AARP, large and medium sized corporations, nursing homes, and internet users.

In particular, the MedeFile service is designed to be sold in several distinct ways:

     o MedeFile Website - through normal e-commerce mechanisms, patients may enroll in the service directly from the MedeFile website. Membership may be purchased on an annual basis and may be paid all at once, or over time at the patient's discretion.

     o Physician Referrals - Patients may enroll based on a doctor's referral. In the event that these physicians are also OmniMed CIS customers, they may easily transfer their patients' information into the MedeFile system.

     o Large group offerings (e.g., AARP, trade unions) - Large, membership-driven organizations may offer the MedeFile system to their members at a discounted rate, which may be negotiated with OmniMed based on the size of the expected enrollment. An additional promotional advantage may be derived from the use of MedeFile through the website of the client organization. Hence, MedeFile functionality may be accessed using each organization's site.

     o Insurance companies - Similar to large group offerings identified above, insurance companies will be able to offer the MedeFile service to their insured as a means to decrease the cost of medical care.

Technology

OmniMed will use and continue to update the most advanced security measures available. Data transmitted between Web browsers and Web servers over the Internet using TCP/IP is generally susceptible to unauthorized interception. To protect sensitive data, the most common method of protection is data encryption. MedeFile will use the industry standard Secure Sockets Layer (SSL), which is a mechanism to secure Internet traffic so that it cannot be intercepted. SSL utilizes digital certificates to verify the identity and integrity of a web site (such as MedeFile) and to protect the security of transactions by certifying their source and destination.

Competition

There are other companies working in the medical information technology arena such as GE Healthcare, Bio-Imaging Technologies, and Cyber Records. Some competing companies offer a USB key for medical record storage but require the customer to provide or "self-populate" the information to be stored. The information in a self-populated record is limited and is only as accurate as the individual's memory and understanding of their health condition. Other companies expect each customer to obtain their own medical records from their various healthcare providers. Some offer a CD-Rom for record storage. Usually, the CD-Rom cannot be updated with any changes to an individual's medical status or treatment. Therefore, a new CD-Rom needs to be obtained from that company in order for the individual to have the most current, accurate information regarding their health. There are companies that are solely web-based that do not provide the customer the capability to have a copy of their records. In this case, an internet connection is required to view stored documents. In addition, there are companies that do not concentrate on digitizing an individual's medical records but on converting medical facilities' records from paper to electronic format.

The advantage to being a MedeFile member is that MedeFile gathers, consolidates, organizes and securely stores each member's actual medical records on their behalf. The MedeFile membership includes a Digital Health Profile (DHP) which contains the member's general health history, emergency contacts, doctor contacts, family medical history, allergies, medications, and current conditions. A MedeFile membership also includes a MedeDrive which easily plugs into any PC USB port on most Windows-based computers built in the last four years. (Macintosh version is currently unavailable). The MedeDrive contains the member's emergency medical information which can be easily accessed by emergency care personnel, and the client's actual medical records which are stored in a secure area of the subscriber's MedeFile. The MedeDrive USB key can be updated easily and as frequently as the member desires at no additional cost.

Employees

As of October, 2005 OmniMed had a total of five employees, including four full time and one part time employees.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our services;

3. The intensity of competition; and

4. General economic conditions.

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
All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.


OmniMed Results of Operations

OmniMed Results of Operations for the Six Months ended June 30, 2005 compared to the Six Months ended June 30, 2004.

Revenues

The Company is a development stage company and has not generated any revenues during the period from inception to June 30, 2005.

Depreciation Expenses

Depreciation is provided by the straight-line method over the estimated useful life of the related assets utilizing a half-year convention in the year acquired. Depreciation expenses were $12,397 for the six month period ended June 30, 2005 as compared to $7,856 for the period ended June 30, 2004. Our property and equipment consist of: Computer equipment valued at $136,933 at June 30, 2005 as compared to $84,287 at June 30, 2004; office furniture valued at $12,928 at June 30, 2005 as compared to $11,230 at June 30, 2004 and; office equipment valued at $2,529 at June 30, 2005, as compared to zero at June 30, 2004. In total, our property and equipment as of June 30, 2005 was valued at $154,880, as compared to $95,517 at June 30, 2004.

Total Expenses

Total expenses for the period ended June 30, 2005 were $263,678, as compared to $159,517 for the period ended June 30, 2004. This increase is due primarily to contracted marketing services and professional fees.

Net Income (Loss)

Net loss for the six month period ended June 30, 2005 was $(263,431), as compared to a net loss of $(146,416) for the six month period ended June 30, 2004. This increase resulted primarily from increases in operating expenses as noted above.

Interest Expense and Interest Income

Interest expense for the six month period ended June 30, 2005 was $2,189, as compared to interest expense of $0 for the six month period ended June 30, 2004. This change resulted primarily from advances from stockholder being treated as an interest bearing loan.

Liquidity and Capital Resources

As of June 30, 2005 we had cash and cash equivalents of $82,577, as compared to $53,483 as of June 30, 2004. Our current liabilities as of June 30, 2005 aggregated $21,223, compared to $4,507 as of June 30, 2004. Additionally, we had a shareholder's deficiency in the amount of $56,708 at June 30, 2005 as compared to $366,993 at June 30, 2004. The change in shareholders equity is the result of net losses for the period.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements as of June 30, 2005 or as of the date of this report.

OmniMed Results of Operations for the Year ended December 31, 2004 compared to year ended December 31, 2003.

Revenues

OmniMed is a development stage company and has not generated any revenues during the period from inception to December 31, 2004.

Depreciation Expenses

Depreciation is provided by the straight-line method over the estimated useful life of the related assets utilizing a half-year convention in the year acquired. Depreciation expenses were $18,405 for the year ended December 31, 2004 as compared to $16,577 for the year ended December 31, 2003.

Our property and equipment consist of: Computer equipment valued at $107,487 at December 31, 2004 as compared to $4,287 at December 31, 2003; office furniture valued at $12,928 at December 31, 2004 as compared to $9,301 at December 31, 2003 and; office equipment valued at $2,529 at December 31, 2004, as compared to zero at December 31, 2003. In total, our property and equipment as of December 31, 2004 was valued at $122,944, as compared to $93,588 at December 31, 2003..

Total Expenses

Total expenses for the year ended December 31, 2004 increased to $320,719 from $163,310 for the year ended December 31, 2003. This increase in total expenses is due to increases in executive compensation, technology development costs, depreciation and amortization of fixed and intangible assets and increases in telephone and internet costs.

Net Income (Loss)

Net loss for the year ended December 31, 2004 was $400,310, as compared to a net loss of $163,310 for the year ended December 31, 2003. This increase resulted primarily from increases in operating expenses and loss on sale of securities.

Liquidity and Capital Resources

As of December 31, 2004 we had cash of $5,971, as compared with cash of $2,719 as of December 31, 2003. Our current liabilities as of December 31, 2004 aggregated $6,213, as compared with $2,500 as of December 31, 2003. Additionally, we had shareholder's equity in the amount of $200,431 at December 31, 2004 as compared to $489,355 at December 31, 2003. The decrease in shareholders equity is the result of losses incurred for the period.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements as of December 31, 2004 or as of the date of this report.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments, particularly those related to the determination of the estimated recoverable amounts of trade accounts receivable, impairment of long-lived assets, revenue recognition and deferred tax assets.

Income taxes are accounted for under the asset and liability method. Under this method, to the extent that we believe that the deferred tax asset is not likely to be recovered, a valuation allowance is provided. In making this determination, we consider estimated future taxable income and taxable timing differences expected to reverse in the future. Actual results may differ from those estimates.

Recently Issued Accounting Pronouncements

In December 2004 the FASB issued revised SFAS No. 123R, "Share-Based Payment". SFAS No. 123R sets accounting requirements for "share-based" compensation to employees and requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation. SFAS No. 123R is effective in interim or annual periods beginning after June 15, 2005. The Company will be required to adopt SFAS No. 123R in its third quarter of fiscal 2005 and currently discloses the effect on net (loss) income and
(loss) earnings per share of the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company is currently evaluating the impact of the adoption of SFAS 123R on its financial position and results of operations, including the valuation methods and support for the assumptions that underlie the valuation of the awards.

Bio-Solutions Results of Operations

Bio-Solutions Results of Operations For Year ended June 30, 2005 compared to year ended June 30, 2004

Revenues

The accounting for the year are as for a company divesting itself of its operations, as such, the Company recorded no revenues for the years presented.

Operating Expenses

Selling, general and administrative expenses for the year ended June 30, 2005 were $22,000 versus $29,697 for the year ended June 30, 2004. These expenses are those allocated to the parent company and include such items as the audit, transfer agent fees, and management expenses of the sole officer/employee. Net loss was $62,500 and $130,400, respectively. The primary reason for the decrease was the lack of activity.

Assets and Liabilities

Assets were $45,000 at June 30, 2005, and $0 at June 30, 2004. At June 30, 2005,
assets consisted of cash. Liabilities were $603,600 and $567,900 at June 30, 2005 and 2004, respectively. At June 30, 2005 and 2004 liabilities consisted primarily of notes payable and accrued interest.

Stockholders' Deficit

Stockholders'  deficit was  $558,600  at June 30, 2005 and  $567,900 at June 30,
2004.

Financial Condition, Liquidity and Capital Resources

At June 30, 2005 and 2004 the Company had cash and cash equivalents of $45,000 and $0. Beginning July 1, 2004, the Company is in the process of building and establishing a new business plan. As of July 1, 2004, the Company has no operations, products, services or business plan.

We are uncertain if our Company and/or our former management have any exposure with respect of Potential Violations of Federal Securities Laws in Connection with a spin-off of Shares of its former Subsidiary's Common Stock.

BSII declared a dividend to its stockholders of record on June 30, 2004, such dividend comprised all of its shares of BSFC. BSII's Board of Directors declared that 100% of the BSFC shares be issued pro-rata to BSII's common stockholders as of the record date. At the time of the spin-off BSII sent an information statement to its shareholders describing the spin-off. Although former management determined that in connection with the distribution to its shareholders registration of the shares under the Exchange Act was not necessary at the time of the spin-off because no trading market existed or was intended to be created, there are no assurances that we may not have exposure with respect to these matters which exposure could conceivably include fines, sanctions and/or penalties.

                             DESCRIPTION OF PROPERTY

OmniMed leases its main office which is located at 2 Ridgedale Avenue, Ste. 217, Cedar Knolls, NJ, 07927. The lease, which commenced in expires in October 2008, provides for additional rent for increases in operating expenses. Projected minimum annual rent payments under the lease are as follows:

                  ----------- -------------
                  2006          $18,673
                  ----------- -------------
                  2007           19,912
                  ----------- -------------
                  2008           21,149
                  ----------- -------------
                  2009            7,222
                  ----------- -------------


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 1, 2005 with respect to the beneficial ownership of the Company's outstanding common stock following the acquisition of OmniMed by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.



                                      Common Stock           Percentage of
  Name of Beneficial Owner (1)     Beneficially Owned (2)   Common Stock (2)
  -------------------------------- ---------------------- ------------------

  Vantage Holding Ltd.(3)              6,221,250                52.2%
  Milton Hauser                        3,000,000                25.2%
  Eric Rosenfeld                         100,000                  *
  David Dorrance                          13,000                  *
  -------------------------------- ---------------------- ------------------
  All officers and directors as
  a group (3 persons)                  3,113,000                26.1%

* Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o OmniMed International, Inc., 2 Ridgedale Avenue, Ste. 217, Cedar Knolls, NJ, 07927.

(2) Applicable percentage ownership is based on 11,915,594 shares of common stock outstanding as of November 1, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of October24, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 1, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Lyle Hauser is the owner of The Vantage Group Ltd. and Vantage Holding Ltd. Lyle Hauser is the son of Milton Hauser.

         DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of OmniMed.


----------------------- ------- ------------------------------------------------
Name                    Age     Position
----------------------- ------- ------------------------------------------------
Milton Hauser           62      President, Chief Executive Officer, Director
----------------------- ------- ------------------------------------------------
Eric Rosenfeld          40      Chief Technical Officer
----------------------- ------- ------------------------------------------------
David Dorrance          42      Vice President, Digital Imaging
----------------------- ------- ------------------------------------------------

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Milton Hauser, President and Chief Operating Officer. Mr. Hauser has been President and Chief Operating Officer for OmniMed International since 2001. Prior to his joining OmniMed International, his career was in the Marketing and Advertising field and included creating marketing campaigns and programs for such companies as Panasonic, Sanyo, Avon, Lederle International, and other Fortune 500 companies.

Eric Rosenfeld, Chief Technical Officer. Mr. Rosenfeld has been Chief Technical Officer since 2002. He designs and develops the technology utilized by all the divisions of the company. Before working for OmniMed, Mr. Rosenfeld owned and operated a successful consulting company that was engaged in various healthcare and pharmaceutical projects for Fortune 500 companies. Prior to that, he was a senior member of Oracle Corporation and helped establish its NY Metro consulting practice. He was a contributing author of Oracle's development tools and consulting methodologies, including its Designer and CDM products. Throughout his career, Mr. Rosenfeld has played a key role in the development and architecture of Oracle Corporation's Clinical and Pharmaceutical products and has authored clinical data management computer systems for Merck, Parke-Davis, Schering-Plough, and Johnson & Johnson/PRD. Mr. Rosenfeld was also a senior member of Sybase Inc.

David Dorrance, Vice President, Digital Imaging. Mr. Dorrance has been Vice President, Digital Imaging since February 2005.. Mr. Dorrance is a 20-year veteran of the health care industry including five years of clinical experience with McGill University Hospital. From January 2004 until 2005 Mr. Dorrance was Director of New Business Development for Salumatics. From 1998 until 2004 Mr. Dorrance was Sales Director for Lason Corporation. He has extensive knowledge of clinical information systems, patient information management software and hardware, patient monitoring systems and digital patient record systems. Mr. Dorrance successfully implemented a paperless system for a Canadian hospital (the first of its kind) by combining the conversion of all historical paper patient records and implementation of an electronic patient record system across all patient visit types.

Employment Agreements

OmniMed has employment agreements with five key employees that provide for total aggregate minimum annual salaries of $264,000. Several of the employees did not receive the minimum salary as provided for in their agreements and have waived their right to receive unpaid salary.

In February, 2004, OmniMed entered into an employment agreement with Milton Hauser. The agreement provides for Mr. Hauser to receive an annual salary of $120,000.

In October, 2004, OmniMed entered into an employment agreement with Eric Rosenfeld. The agreement provides for Mr. Rosenfeld to receive an annual salary of $60,000. The agreement also provides for Mr. Rosenfeld to receive 200,000 shares of OmniMed common stock upon execution of the agreement and an additional 200,000 shares upon completion of the one-year term of employment.

In February 2005, OmniMed entered into an employment agreement with David Dorrance. The agreement provides for Mr. Dorrance to receive 40,000 shares of OmniMed common stock upon execution of the agreement and an additional 60,000 shares vesting 2,500 shares per month for twenty-four months. The agreement also provides options to purchase an additional 50,000 shares of OmniMed common stock.

Stock Option Plan

During the year 1999, OmniMed created the 1999 Stock Option Plan to attract and retain the best qualified personnel. Under the plan, OmniMed reserved 3,300,000 shares of its common stock to be given to employees and independent contractors as additional compensation as determined by the Board of Directors. The options under the plan are intended to qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. As of June 30, 2005, OmniMed has granted options to four of its employees purchase 200,000 shares of OmniMed common stock.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of the Company's chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended June 30, 2005, 2004 and 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                           Compensation
                                                                            -------------------------------------------
                                              Annual Compensation                      Awards                Payouts
                                      ------------------------------------- ------------------------------ ------------
                                                                  Other                       Securities                   All
                                                                 Annual     Restricted        Underlying                  Other
        Name and                                                 Compen-    Stock Award(s)    Options/        LTIP       Compen-
   Principal Position       Year       Salary ($)   Bonus ($)  sation ($)   ($)               SARs (#)     Payouts ($)   sation ($)
------------------------- ----------- ------------- ---------- ------------ ----------------- ------------ ------------ -----------
Michael E. Bobrick          2005              0       -0-         -0-            -0-             -0-          -0-         -0-
President, CEO              2004              0       -0-         -0-            -0-             -0-          -0-         -0-
and Director (2)            2003              0       -0-         -0-            -0-             -0-          -0-         -0-
Louis H. Elwell, III        2005              0       -0-         -0-            -0-             -0-          -0-         -0-
President, CEO              2004          6,000       -0-         -0-            -0-             -0-          -0-         -0-
and Director (1)            2003         60,000       -0-         -0-            5,000           -0-          -0-         -0-


(1) 100% of the annual compensation salary for Louis H. Elwell, III was accrued rather than paid for the years ended June 30, 2004, 2003 and 2002.

(2) Michael E. Bobrick shall resign from his positions as President, CEO, and Director upon completion of the Agreement and Plan of Merger with OmniMed.

The following table sets forth information concerning the total compensation that OmniMed has paid or that has accrued on behalf of OmniMed's chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                           Compensation
                                                                            -------------------------------------------
                                              Annual Compensation                      Awards                Payouts
                                      ------------------------------------- ------------------------------ ------------
                                                                  Other                       Securities                   All
                                                                 Annual     Restricted        Underlying                  Other
        Name and                                                 Compen-    Stock Award(s)    Options/        LTIP       Compen-
   Principal Position       Year       Salary ($)   Bonus ($)  sation ($)   ($)               SARs (#)     Payouts ($)   sation ($)
------------------------- ----------- ------------- ---------- ------------ ----------------- ------------ ------------ -----------
Milton Hauser               2004       120,000        -0-         -0-            -0-             -0-          -0-         -0-
President, CEO              2003       120,000        -0-         -0-            -0-             -0-          -0-         -0-
And Director                2002       120,000        -0-         -0-            -0-             -0-          -0-         -0-


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OmniMed has been able to continue operations due to the payment of company obligations by The Vantage Group Ltd., a company owned and controlled by Lyle Hauser. Lyle Hauser is the control person of Vantage Holding Ltd., the majority stockholder of the Company.

During the period July 16, 1997 (inception) to June 30, 2005, The Vantage Group Ltd., has paid OmniMed obligations in the amount of $905,318 in addition to contributing assets of $275,000 to capital and loans of $260,000.

As of June 30, 2005, OmniMed was indebted to The Vantage Group Ltd. in the amount of $323,528, including accrued interest of $2,189. The loan bears interest at the rate of seven percent per annum and has no fixed maturity date.


                            DESCRIPTION OF SECURITIES


Bio-Solutions' authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and zero shares of preferred stock. As of June 30, 2005, there were 520,694 shares of voting stock of the Company issued and outstanding.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock..

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

Shares of Bio-Solutions' common stock are quoted on the Over the Counter Bulletin Board ("OTCBB") under the symbol BSOU.

The high and low and close for each of the last four quarters was:



                              High         Low           Close
                              -----------------------------------
Quarter ended 09/30/04        $50.00       $50.00        $50.00
Quarter ended 12/31/04        $35.00       $35.00        $35.00
Quarter ended 03/31/05        $12.00       $12.00        $12.00
Quarter ended 06/30/05        $ 8.50       $ 8.50        $ 8.50


(The quarterly prices are adjusted to reflect the August 2004 1 for 500 and the May 2005, 1 for 10 reverse splits).

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company's common stock and may affect the ability of shareholders to sell their shares.

As of June 30, 2005, there were approximately 981 holders of record of the Company's common stock. As of June 30, 2005, the Company had 520,694 its common stock issued and outstanding, 514,145 of which were restricted Rule 144 shares and 6,549 of which were free-trading. Of the Rule 144 shares, 0 have been held by affiliates of the Company for more than one (1) year.

Dividend Policy

The Company has never paid or declared any dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future.

     There are no restrictions in the Company's articles of incorporation or bylaws that prevent the Company from declaring dividends. The Nevada Revised Statutes, however, do prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividend:

1. the Company would not be able to pay its debts as they become due in the usual course of business; or

2. the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which OmniMed's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

------------------------------------ ------------------------ ----------------------- ---------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (a)                     (b)                       (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved           200,000                   -0-                       3,100,000
by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

                                LEGAL PROCEEDINGS
Bio-Solutions

In October 2003, Bio-Solutions of Northern Virginia, LLC and Joel H. Bernstein filed a Motion for Judgment in the Circuit Court for the City of Alexandria, Virginia alleging breach of contract, promissory estoppel, fraudulent inducement to contract, fraud and misrepresentation and violation of Virginia Retail Franchise Act. Additionally, also in October 2003, The Commonwealth of Virginia State Corporation Commission issued a Rule to Show Cause regarding the Company's failure to register the sale of a Virginia franchise to one of its residents. The hearing on the Rule to Show Cause was held in January 2004. Any and all obligations under the settlement agreement of this action have been assumed by Bio-Solutions Franchise Corp., Bio-Solutions' formerly wholly-owned subsidiary which was spun-off in 2004.

OmniMed

OmniMed is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of OmniMed's business.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On May 16, 2005 Bio-Solutions was notified that Baum & Company, PA was resigning as the Bio-Solutions' independent auditor.

Baum & Company, PA performed the audits for the two year period ended June 30, 2004, which reports for the two years ended June 30, 2004 and 2003 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles but did carry a modification as to going concern for the years ended June 30, 2004 and 2003.


During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the May 16, 2005, resignation as the Company's independent auditors, there were no disagreements with Baum & Company, PA, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

On May 16, 2005, the Company's board of directors approved the engagement of the firm of Lawrence Scharfman & Company, 9608 Honey Bell Circle, Boynton Beach, Florida 33437 as the Company's independent auditors. Such appointment was accepted by Lawrence Scharfman of the firm.


During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging Lawrence Scharfman & Company, the Company, or someone on the Company's behalf, had not consulted Lawrence Scharfman & Company regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.


On May 16, 2005 the Company provided Baum & Company, PA with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.


                     RECENT SALES OF UNREGISTERED SECURITIES


In October 2002, Bio-Solutions issued 210,526 shares of restricted common stock to satisfy $40,000 of advances made by a stockholder. In October 2002, the Company issued 2,000,000 shares of restricted common stock to a stockholder for his services. In April 2003, the Company issued 5,000,000 shares of restricted common stock to 5 stockholders for their services.

In April 2003, Bio-Solutions issued 5,000,000 shares of restricted common stock to employees and officers of the Company for compensation valued at $25,000. For such offering, the Company relied upon the 506 Exemption.

In July 2003, Bio-Solutions issued 375,000 shares of restricted common stock to settle a business dispute. In January 2004, the Company issued 55,000 shares of restricted common stock in conjunction with the repurchase a franchise.


In July 2004, Bio-Solutions issued 40,000,000 shares of restricted common stock in exchange for the agreement of the Company's largest creditors to cease collection proceedings until December 31, 2004. These shares are also being used as collateral for those creditors.


In August 2004, Bio-Solutions completed a one for 500 reverse split of its common stock, and restated it capital stock at 110,000,000 authorized shares, of which 10,000,000 are preferred stock and 100,000,000 are common. In February 2005, the Company issued 5,000,000 shares of restricted common stock in exchange for $50,000 in cash, or $0.01 per share.

In February 2005, Bio-Solutions accepted a stock subscription in the amount of $50,000 to be used for working capital and issued 5,000,000 shares of its restricted common stock in exchange therefor.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Bio-Solutions or executive officers of Bio-Solutions, and transfer was restricted by Bio-Solutions in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bio-Solutions

The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 2.01.

Item 4.01  Changes in Registrant's Certifying Accountant.

See Item 2.01.

Item 5.01  Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the acquisition of OmniMed, the Company is changing its name to OmniMed International, Inc.

In connection with the acquisition of OmniMed, the Company is changing its fiscal year end to December 31.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

OmniMed International, Inc. Balance Sheet as of June 30, 2005

OmniMed International, Inc. Statement of Operations For The Six Months Ended June 30, 2005

OmniMed International, Inc. Statement of Stockholders' Equity For The Six Months Ended June 30, 2005

OmniMed International, Inc. Statement of Cash Flows For The Six Months Ended June 30, 2005

OmniMed International, Inc. Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

OmniMed International, Inc. Balance Sheet as of December 31, 2004

OmniMed International, Inc. Statement of Operations For The Year Ended December 31, 2004

OmniMed International, Inc. Statement of Stockholders' Equity For The Year Ended December 31, 2004

OmniMed International, Inc. Statement of Cash Flows For The Year Ended December 31, 2004

OmniMed International, Inc. Notes to Financial Statements

(b) Pro forma financial information.

Omnimed International, Inc. Pro forma Consolidated Financial Statements

Pro forma Consolidated Balance Sheet

Pro forma Consolidated Statements of Operations

Notes to Pro forma Consolidated Financial Statements

(c) Exhibits



Exhibit
Number         Description
--------------------------------------------------------------------------------
2.1            Agreement  and Plan of Merger  made as of  November 1, 2005 among
               Bio-Solutions  International,  Inc.,  OmniMed  Acquisition Corp.,
               OmniMed  International,  Inc.,  and the  shareholders  of OmniMed
               International, Inc.

10.1           Employment Agreement by and between OmniMed  International,  Inc.
               and Milton Hauser, dated February 1, 2004.

10.2           Employment Agreement by and between OmniMed  International,  Inc.
               and Eric Rosenfeld, dated October 1, 2004.

10.3           Employment Agreement by and between OmniMed  International,  Inc.
               and David Dorrance, dated February 1, 2005.

                                   SIGNATURES

               Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Bio-Solutions International, Inc.





Dated: November 3, 2005                 By:  /s/ Milton Hauser
                                        -------------------------------
                                        Name:  Milton Hauser
                                        Title: President

                           OMNIMED INTERNATIONAL, INC.

                              FINANCIAL STATEMENTS


             Report of Independent Registered Public Accounting Firm



                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                              FINANCIAL STATEMENTS
                                  JUNE 30, 2005




                                      INDEX

                                                                         PAGE


REPORT OF INDEPENDENT AUDITORS                                             1

BALANCE SHEETS                                                             2
   AS AT JUNE 30, 2005 AND JUNE 30, 2004

STATEMENTS OF OPERATIONS                                                   3
   FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30,2004
   AND FOR THE PERIOD JULY 16, 1997 (INCEPTION) TO JUNE 30, 2005

STATEMENTS OF COMPREHENSIVE INCOME                                         4
   FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004
   AND FOR THE PERIOD JULY 16,1997 (INCEPTION) TO JUNE 30, 2005

STATEMENTS OF DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE             4
   FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004

STATEMENT OF COMMON STOCK                                                  5
   FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004

STATEMENTS OF ADDITIONAL PAID IN CAPITAL                                   5
   FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004

STATEMENTS OF CASH FLOWS                                                   6
   FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004
   AND FOR THE PERIOD JULY 16,1997(INCEPTION) TO JUNE 30, 2005

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION                          7
   FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004
   AND FOR THE PERIOD JULY 16, 1997(INCEPTION) TO JUNE 30, 2005

NOTES TO FINANCIAL STATEMENTS                                            8 - 13

                         Report of Independent Auditors



Board of Directors
Omnimed International, Inc.
Las Vegas, Nevada


We have audited the accompanying balance sheet of Omnimed International, Inc. (a development stage company) as of June 30, 2005 and June 30, 2004 and the related statements of operations, comprehensive income, deficit accumulated during the development stage, common stock, additional paid-in capital and cash flows for the six months then ended and for the period July 16, 1997 (Inception) to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omnimed International, Inc. (a development stage company) at June 30, 2005 and June 30, 2004 and the results of its operations and cash flows for the six months and periods then ended in conformity with accounting principles generally accepted in the United States of America.




/S/ Katz & Bloom, LLC
Roslyn Heights, New York
August 19, 2005

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                     ASSETS

                                                                       June 30,      June 30,
                                                                         2005          2004
                                                                   ------------    ------------
Current Assets:
   Cash and cash equivalents (Note A)                              $     82,577    $     53,483
   Prepaid expenses                                                       1,625            --
          Total Current Assets                                           84,202          53,483
                                                                   ------------    ------------

Property and Equipment - at cost (Notes A and B)                        154,880          95,517
   Less accumulated depreciation                                        (67,933)        (44,987)
                                                                   ------------    ------------
          Property and equipment - net                                   86,947          50,530
                                                                   ------------    ------------

Other Assets:
   Capitalized software development costs-net of
     amortization of $41,515 at June 30, 2005 and $12,210
     at June 30, 2004 (Notes A and C)                                   105,010         134,315
   Investments (Notes A and D)                                            1,712         123,000
   Other intangible assets (Notes A and E)                                7,387           7,387
   Security deposit                                                       2,785           2,785
                                                                   ------------    ------------
          Total Other Assets                                            116,894         267,487
                                                                   ------------    ------------

          Total                                                    $    288,043    $    371,500
                                                                   ============    ============


               LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                           $     21,223    $      4,507
                                                                   ------------    ------------
          Total Current Liabilities                                      21,223           4,507

Long -Term Liabilities
  Loan payable - stockholder (Note F)                                   323,528            --
          Total Liabilities                                             344,751           4,507

Commitments and Contingencies (Notes I & J)                                --              --

Stockholders' (Deficiency) Equity:
   Common Stock par value $.001: shares
     Authorized, 50,000,000 issued and outstanding
                                                                     48,209,500          48,210
   Common stock to be issued (Note I)                                     1,046
   Additional paid-in capital                                         1,189,627       1,150,593
   Deficit accumulated during development stage                      (1,295,591)       (831,810)
                                                                   ------------    ------------
          Total Stockholders' (Deficiency) Equity                       (56,708)        366,993
                                                                   ------------    ------------

          Total                                                    $    288,043    $    371,500
                                                                   ============    ============

   The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS


                                                                     Six Months Ended      Six Months Ended       July 16, 1997
                                                                                                                  (Inception) to
                                                                      June 30, 2005         June 30, 2004         June 30, 2005
                                                                   --------------         --------------         --------------
Revenues                                                           $          -           $            -          $          -

Expenses

   Executive compensation                                                  71,000                 90,000               563,175
   Contracted technology development and service                           18,500                 12,000                57,198
   Depreciation and amortization                                           27,049                 20,066               109,448
   Rent                                                                    10,378                  9,234                47,745
   Travel and entertainment                                                   500                  5,333                47,836
   Office expenses                                                         28,937                  1,718                51,975
   Legal fees                                                              15,271                  4,810                32,295
   Professional services and consulting                                    18,000                      -               116,557
   Contracted marketing                                                    57,575                      -                66,802
   Telephone and internet                                                   3,576                  7,484                28,102
   Interest                                                                 2,189                      -                 2,189
   Website design and development                                           5,050                  3,662                19,882
   Other                                                                    5,653                  5,210                36,153
   Repairs and maintenance                                                      -                      -                 7,269

     Total Expenses                                                       263,678                                    1,186,626
                                                                   --------------         --------------         --------------
                                                                                                 159,517

Net Loss From Operations                                                 (263,678)              (159,517)           (1,186,626)
                                                                   --------------         --------------         --------------

Other Revenue (Loss)
   Dividend income                                                            247                     17                   632
   Realized gain (loss) on sale of securities                                   -                 13,084               (79,891)
                                                                   --------------         --------------         --------------

     Total Other Revenue (Loss)                                               247                 13,101               (79,259)
                                                                   --------------         --------------         --------------

Net loss before provision for income taxes                               (263,431)              (146,416)           (1,265,885)

Income tax benefit (Note G)                                                     -                      -                     -

Net loss                                                           $     (263,431)        $     (146,416)         $ (1,265,885)
                                                                   ==============         ==============          ============

   The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                       STATEMENTS OF COMPREHENSIVE INCOME


                                                                       Six Months         Six Months        July 16, 1997
                                                                         Ended             Ended            (Inception) to
                                                                     June 30, 2005       June 30, 2004      June 30, 2005
                                                                     -------------       -------------      --------------
Net loss                                                              $  (263,431)       $  (146,416)        $(1,265,885)

Other Comprehensive Income:

   Unrealized appreciation (depreciation)
      of securities                                                           112            (83,250)            (29,706)
                                                                      -----------        -----------         -----------

      Total Comprehensive Income (Loss)                               $  (263,319)       $  (229,666)        $(1,295,591)
                                                                      ===========        ===========         ===========




          STATEMENT OF DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE


                                                                                     Six Months Ended      Six Months Ended
                                                                                      June 30, 2005         June 30, 2004
                                                                                     ----------------      ----------------
Deficit accumulated during the development
  stage - Beginning of period                                                            $ (1,032,272)        $ (602,144)

Net loss                                                                                     (263,431)          (146,416)

Other comprehensive income (loss)                                                                 112            (83,250)
                                                                                         ------------         ----------

Deficit accumulated during the development
  stage - End of period                                                                   $(1,295,591)        $ (831,810)
                                                                                         ============         ==========

   The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                            STATEMENT OF COMMON STOCK
            For the Six Months Ended June 30, 2005 and June 30, 2004




                                                                                    COMMON             COMMON
                                                                                    SHARES              STOCK
                                                                                  ----------           --------
Balance - June 30, 2004 and June 30,2005                                          48,209,500           $ 48,210
                                                                                  ==========           ========



                    STATEMENTS OF ADDITIONAL PAID-IN CAPITAL

                                                                                  Six Months Ended   Six Months Ended
                                                                                   June 30, 2005       June 30, 2004
                                                                                   -------------        -------------

Balance - Beginning of period                                                      $   1,184,065        $   1,043,289

  Excess of fair value over par value of stock to be
    issued to contracted consultants in exchange for services                              5,562                    -

  Corporate Obligations paid by stockholder                                                                   107,304
                                                                                               -

Balance - End of period                                                            $   1,189,627        $   1,150,593
                                                                                   =============        =============

   The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                                                        Six Months             Six Months       July 16, 1997
                                                                           Ended                 Ended          (Inception) to
                                                                         June 30,               June 30,           June 30,
                                                                           2005                  2004                2005
                                                                      ------------            -------------       -----------
Cash Flows From Operating Activities:

  Net loss                                                            $   (263,431)           $    (146,416)      $(1,265,885)
   Adjustments to reconcile net loss to net cash used in operating activities:

       Depreciation and amortization                                        27,049                   20,066           109,448
       Accrued interest shareholder loans                                    2,189                        -             2,189
       Expenses paid by loans from stockholder                              31,892                        -            31,892
       Expenses incurred in exchange for common stock                        6,181                        -            10,456
       Expenses paid by stockholder - contributed to
           capital (Note I)                                                      -                  105,375           642,369
       Realized loss (gain) on sale of securities                                -                  (13,084)           79,891


  Changes in assets and liabilities:
       Prepaid expenses                                                        206                    1,522            (1,625)
       Accrued expenses                                                     15,010                    2,007            21,223
                                                                      ------------            -------------       -----------

Net Cash Used In Operating Activities                                     (180,904)                 (30,530)         (370,042)
                                                                      ------------            -------------       -----------

Cash Flows Provided By Investing Activities:

       Purchase of property and equipment                                   (2,490)                       -            (2,490)
       Proceeds from sale of investments                                         -                   81,834           195,109
                                                                      ------------            -------------       -----------

Net Cash Provided by Investing Activities                                   (2,490)                  81,834           192,619
                                                                      ------------            -------------       -----------

Cash Flows Provided by Financing Activities:

      Loans from stockholder                                               260,000                        -           260,000
                                                                      ------------            -------------       -----------

Net increase in cash and
    cash equivalents                                                        76,606                   51,304            82,577

Cash and cash equivalents-beginning of period                                5,971                    2,179                 -
                                                                      ------------            -------------       -----------

Cash and cash equivalents-end of period                               $     82,577            $      53,483       $    82,577
                                                                      ============            =============       ===========

   The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                 Six Months          Six Months          July 16, 1997
                                                    Ended              Ended             (Inception) to
                                               June 30, 2005         June 30, 2004        June 30, 2005
                                               -------------         -------------        -------------
Cash paid for income taxes                        None                  None                  None

Cash paid for interest                            None                  None                  None


During the six months ended June 30, 2005, one of the principal stockholders paid Company obligations in the amount of $62,661. This amount was in addition to direct loans to the company in the amount of $260,000.

During the period July 16, 1997 (Inception) to June 30, 2005 one of the principal stockholders paid company obligations in the amount of $905,318 in addition to contributing assets of $275,000 to capital and loans of $260,000 to the Company.

During the six months ended June 30, 2004, one of the principal stockholders paid company obligations in the amount of $107,304. This amount was contributed to additional paid-in capital.


   The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2005


Note A.  Nature of Business and Significant Accounting Policies
         ------------------------------------------------------

Organization - Omnimed International, Inc. (Company) was incorporated on July 16, 1997 under the laws of the State of Nevada.

Development Stage Company- The Company is a development stage company and has not generated any revenues. During the development period, the company is developing its information technology and other intangible assets and is attempting to market the company's products. The company is in the process of developing a system of gathering, digitizing, storing and distributing information for the healthcare field.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The Company's financial instruments, which include cash, prepaid expenses, securities, and accounts payable approximate fair value due to the short-term nature of these assets and liabilities. During the six months ended June 30, 2004, the company recorded a loss of $83,250 on the decline in value of the Company's interest in a marketable security.

Cash and Cash Equivalents - For purposes of these financial statements, cash equivalents include a highly liquid debt instrument with a maturity of less than three months.

Long-Lived Assets - The Company evaluates long-lived assets for impairment under Financial Accounting Standards Board (FASB) Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed Of". Under these rules, long-term and intangible assets are evaluated for possible impairment when events or circumstances indicate that the carrying amount of those assets may not be recoverable. Measurement of the impairment loss, if any, is based upon the difference between the assets carrying value in the financial statements and its estimated fair value. During the development stage there have been no such losses recorded.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes". The provision for income taxes is comprised of current and deferred components. The current component presents the amount of federal and state income taxes that are currently reportable to the respective tax authorities and is measured by applying statutory rates to the Company's taxable income as reported in its income tax returns. For the six months ended June 30, 2005 and June 30, 2004 and for the period July 16, 1997 (Inception) to June 30, 2005 there is no current provision for income taxes as the Company has reported losses on all income tax returns filed.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2005
                                   (continued)


Note A.  Nature of Business and Significant Accounting Policies  (cont'd)
         ------------------------------------------------------

Income taxes- (continued)

Deferred income taxes are provided for the temporary differences between the carrying values of the Company's assets and liabilities for financial reporting purposes and their corresponding income tax basis. These temporary differences are primarily attributable to net operating losses, depreciation, and research and development costs, which due to income tax laws become taxable or deductible in different years than their corresponding treatment for financial reporting purposes. The temporary differences give rise to either a deferred tax asset or liability in the financial statements, which is computed by applying statutory tax rates to taxable or deductible temporary differences based upon classification (i.e., current or non-current) of the asset or liability in the financial statements which relate to the particular temporary difference.

Property and Equipment - is recorded at cost. Costs of maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of each asset.

Trademark Costs - Costs incurred in the registration and acquisition of trademarks and trademark rights are capitalized. These costs will be amortized over the legal life of the related trademark once the trademark is awarded. In accordance with the provisions of Statement of Financial Accounting Standards No. 142 (SFAS No. 142), Goodwill and Other Intangible Assets, the Company performs an annual review of its identified intangible assets to determine if facts and circumstances exist which indicate that the useful life is shorter than originally estimated or that the carrying amount of the assets may not be recoverable. During the six months ended June 30, 2005 and June 30, 2004 there were no such impairment losses.

Capitalized Software Development Costs - The Company's policy is to capitalize computer software costs in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" Under SOP 98-1, costs incurred in creating software to gather, digitize, store and distribute medical information once the application development stage is reached, are capitalized. The application development stage is when a working model/concept, is established. Costs incurred in developing the product from this point until the product is available for release to customers are capitalized and includes contracted labor including supervision of the product developers and other outside consultant costs. Amortization of these costs started February 2004, when the product was first available for release to customers and is being recovered on the straight-line basis over the estimated economic life of sixty months. The Company reviews the amounts capitalized for impairment whenever events or circumstances indicate that the carrying amounts of the assets may not be recoverable.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2005
                                   (continued)


Note A.  Nature of Business and Significant Accounting Policies  (cont'd)
         ------------------------------------------------------

Capitalized Software Development Costs- (continued)

During the years six months ended June 30, 2005 and June 30, 2004, the Company has concluded that no impairment charges are required.

The Company expenses all software costs associated with the conceptual formulation and evaluation of alternatives until the application development stage has been reached. Costs to improve or support the technology are expensed as these costs are incurred.

Comprehensive Income- Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosures of certain financial information that historically has not been recognized in the calculation of net income. For all of the periods presented, the Company's comprehensive income is presented in the Statement of Comprehensive Income, and includes unrealized gains and losses on marketable securities net of the related estimated deferred income tax effect associated with those gains and losses.

Investments- The Company's investments in marketable securities are classified as "available for sale" securities, and are carried on the financial statements at market value. Realized gains and losses are included in earnings; unrealized gains and losses are reported as a separate component of stockholders' equity and as a component of "Other Comprehensive Income."

Off-balance Sheet Arrangements- The Company does not have any off-balance sheet financing or any unconsolidated special purpose entities.

Stock Based Compensation- The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards No. 148 (SFAS 148), "Accounting for Stock Based Compensation-Transition and Disclosure", an amendment to SFAS No. 123. Under these pronouncements, the Company uses the fair value based method of accounting for its stock option plan and for stock issued in exchange for services.

Revenue Recognition- The Company intends to generate revenue from licensing the right to utilize its proprietary software for the storage and distribution of healthcare information to individuals and affinity groups. As previously described, the Company is a development stage company and has not generated any revenues. The Company's technology was available for sale or lease in February 2004. Once sales commence, the Company will recognize revenue on the accrual basis over the related license period.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2005
                                   (continued)


Note B. Property and Equipment

Property and equipment consists of:
                                                                         Useful
                                      June 30, 2005    June 30, 2004      Life
                                      -------------    -------------    -------
Computer equipment                     $   136,933       $ 84,287       5 years
Office furniture                            12,928         11,230       7 years
Office equipment                             2,529              -       5 years
Software                                     2,490              -       3 years
                                       ------------    -------------
 Total property and equipment           $  154,880       $ 95,517
                                       ============    =============

Depreciation is provided by the straight-line method over the estimated useful life of the related assets utilizing a half- year convention in the year acquired. Depreciation expense for the six months ended June 30, 2005 was $12,397 and for the six months ended June 30, 2004 was $7,856.


Note C. Capitalized Software Development Costs
        --------------------------------------

As described in Note A to the financial statements, the Company's policy is to capitalize software development costs in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. At June 30, 2005 and June 30, 2004 the Company had capitalized $146,525 of costs related to the development of proprietary software that the Company will license to its customers for the storage and distribution of medical information. Management estimates the economic useful life of this software technology to be sixty months, consequently, capitalized software development costs are being amortized on a straight-line basis over a period of sixty months beginning in February 2004, the month the product became available for sale. Amortization for the six months ended June 30, 2005 was $14,652 and for the six months ended June 30, 2004 was $12,210.


Note D. Investments
        -----------

The Company has an investment in a marketable security that is available for sale. The security was contributed to additional paid-in capital by one of the Company's major shareholders. At June 30, 2005, the Company had 16,000 restricted shares of stock of Poseidis Incorporated that will be available for sale during 2005. These shares were acquired as a result of a stock dividend in 2004 on 160,000 shares of Poseidis that the Company owned.

At June 30, 2004 the Company owned 300,000 shares of Poseidis that had a market value of $123,000 and a cost of $206,250.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2005
                                   (continued)


Note E. Other Intangible Assets
        -----------------------

At June 30, 2005 and June 30, 2004, other intangible assets consisted of $3,257 of capitalized design costs relating to logo's for the Company's principal product and $4,130 of legal fees and other costs related to trademark registration. The Company will amortize the logo costs over a period of thirty-six months beginning in the month the Company realizes its first sale and the trademark costs over the legal life of the trademark when awarded.

Note F. Loan Payable Stockholder
        ------------------------

At June 30, 2005, the Company owed a majority stockholder $323,528 including accrued interest of $2,189. The loan bears interest at the rate of seven percent per annum and has no fixed maturity date.


Note G. Stock Based Compensation
        ------------------------

As disclosed in Note A to the financial statements, the Company has adopted the provisions of SFAS No.148, "Accounting for Stock Based Compensation- Transition and Disclosure", which requires that stock awards granted subsequent to January 1995 be recognized as compensation expense based on the fair value at the date of the grant. During the six months ended June 30, 2005, the Company incurred additional compensation expense in the amount of $6,181 to consultants for shares issued or to be issued in exchange for services. The Board of Directors determined that the fair value of the Company's shares to be $.01 per share.

Note H. Income Taxes
        ------------

The Company is a development stage company and has reported losses in each year since inception. Accordingly, net deferred tax assets primarily attributable to net operating loss carry forwards have been reduced to zero as a result of a 100% valuation allowance based upon the uncertainty regarding realization of such tax benefits given the Company's losses.

The tax benefits relating to these net operating losses expire 20 years after realizing such losses. At June 30, 2005, the Company had approximately $1,050,000 of net operating losses expiring during various years beginning in 2017.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2005
                                   (continued)

Note I. Commitments and Contingencies

During the year 1999, the Company created the 1999 Stock Option Plan (Plan) to attract and retain the best qualified personnel. Under the Plan, the Company reserved 3,300,000 shares of its common stock to be given to employees and independent contractors as additional compensation as determined by the Board of Directors. The options under the Plan are intended to qualify as Incentive Stock Options (ISO's) under Section 422 of The Internal Revenue Code.

At June 30, 2005, the Company had granted options to purchase 250,000 shares of the Company's stock to five key employees.

The Company has employment agreements with seven key employees that specify total minimum annual salaries of $264,000. One of these employees is the Company's principal shareholder and founder. Several of the employees did not receive the minimum salary as provided for in their agreements and have waived their right to receive the unpaid salary.

In connection with these employment agreements, the Company is going to issue 1,290,000 shares of its stock to four key employees as an additional incentive to commit to employment with the Company. At June 30, 2005, 1,045,500 of these shares were vested but not issued. These shares will be issued during 2005.

The Company is obligated under a lease for office space in New Jersey commencing November 2003 and expiring in October 2008. The lease also provides for additional rent for increases in operating expenses. Future minimum rent payments under the lease are:

                              June 30,
                                2006               18,673
                                2007               19,912
                                2008               21,149
                                2009                7,222

Note J. Related Party Transactions
        --------------------------

As  previously  described  in the  financial  statements,  the  Company  has not generated any operating revenues. The Company has been able to continue operations due to the payment of company obligations by one of its principal stockholders as an additional contribution to capital, loans to the Company and contributions of assets. This stockholder made payments aggregating $1,180,318 during the period July 16, 1997 (Inception) to June 30, 2005.

As disclosed in Note F to the financial statements the Company was indebted to the principal stockholder in the amount of $323,528 at June 30, 2005. During the period January 1, 2005 to June 30, 2005 the stockholder loaned the Company $260,000 and paid Company obligates of $61,339.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2004







                                      INDEX

                                                                         PAGE


REPORT OF INDEPENDENT AUDITORS                                             1

BALANCE SHEETS                                                             2
 AS AT DECEMBER 31, 2004 AND DECEMBER 31, 2003

STATEMENTS OF OPERATIONS                                                   3
 FOR THE YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003 AND
   FOR THE PERIOD JULY 16, 1997 (INCEPTION) TO DECEMBER 31, 2004

STATEMENTS OF COMPREHENSIVE INCOME                                         4
  FOR THE YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003 AND
    FOR THE PERIOD JULY 16, 1997 (INCEPTION) TO DECEMBER 31, 2004

STATEMENTS OF DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE             4
  FOR THE YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2004

STATEMENTS OF COMMON STOCK                                                 5
  FOR THE YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2004

STATEMENTS OF ADDITIONAL PAID IN CAPITAL                                   5
  FOR THE YEARS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2004

STATEMENTS OF CASH FLOWS                                                   6
  FOR THE YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003 AND
    FOR THE PERIOD JULY 16, 1997(INCEPTION) TO DECEMBER 31, 2004

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION                          7
  FOR THE YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003 AND
    FOR THE PERIOD JULY 16, 1997(INCEPTION) TO DECEMBER 31, 2004

NOTES TO FINANCIAL STATEMENTS                                            8 - 14

                         Report of Independent Auditors




Board of Directors
Omnimed International, Inc.
Las Vegas, Nevada


We have audited the accompanying balance sheets of Omnimed International, Inc. (a development stage company) as of December 31, 2004, and December 31, 2003 and the related statements of operations, comprehensive income, deficit accumulated during the development stage, common stock, additional paid-in capital and cash flows for the years then ended and for the period July 16, 1997 (Inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omnimed International, Inc. (a development stage company) at December 31, 2004 and December 31, 2003 and the results of its operations and cash flows for the years and periods then ended in conformity with accounting principles generally accepted in the United States of America.




/S/ Katz & Bloom
Roslyn Heights, New York
August 17, 2005

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                                 BALANCE SHEETS

                                     ASSETS
                                     ------
                                                                                                 December 31,
                                                                                             2004           2003
Current Assets:
   Cash and cash equivalents (Note A)                                                   $     5,971    $     2,179
   Prepaid expenses                                                                           1,831          1,522
                                                                                        -----------    -----------
          Total Current Assets                                                                7,802          3,701
                                                                                        -----------    -----------
Property and Equipment - at cost (Notes A and B)                                            122,944         93,588
   Less accumulated depreciation                                                            (55,536)       (37,131)
                                                                                        -----------    -----------
          Property and equipment - net                                                       67,408         56,457
                                                                                        -----------    -----------
Other Assets:
   Capitalized software development costs-net of amortization
      of $26,863 at December 31, 2004 (Notes A and C)                                       119,662        146,525
   Investments (Notes A and D)                                                              275,000
   Other intangible assets (Notes A and E)                                                    7,387          7,387
   Security deposit                                                                           2,785          2,785
                                                                                        -----------    -----------
          Total Other Assets                                                                131,434        431,697
                                                                                        -----------    -----------
          Total                                                                         $   206,644    $   491,855
                                                                                        ===========    ===========



                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities:
   Accounts payable and accrued expenses                                                $     6,213    $     2,500
                                                                                        -----------    -----------
          Total Current Liabilities                                                           6,213          2,500
                                                                                        -----------    -----------
Commitments and Contingencies (Notes H,I & J)                                                  --             --

Stockholders' Equity:
   Common Stock par value $.001: shares
     authorized, 50,000,000 issued and outstanding
     48,209,500                                                                              48,210         48,210
   Common stock to be issued (Note H)                                                           428           --
   Additional paid-in capital                                                             1,184,065      1,043,289
   Deficit accumulated during development stage                                          (1,032,272)      (602,144)
                                                                                        -----------    -----------
          Total Stockholders' Equity                                                        200,431        489,355
                                                                                        -----------    -----------
          Total                                                                         $   206,644    $   491,855
                                                                                        ===========    ===========

The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                                                                                        July 16,1997
                                                              Year Ended          Year Ended           (Inception) to
                                                            December 31,          December 31,           December 31,
                                                                2004                 2003                   2004
                                                            ------------          ------------           ------------
Revenues                                                    $          -          $          -           $          -

Expenses

   Executive compensation                                        170,000               123,225                492,175
   Contracted technology development                              28,000                     -                 38,698
   Depreciation and amortization                                  45,268                16,577                 82,399
   Rent                                                           18,261                11,081                 37,367
   Travel and entertainment                                        9,432                     -                 47,336
   Office expenses                                                 3,732                 6,525                 23,038
   Legal fees                                                      9,273                 1,415                 17,024
   Professional services and consulting                            4,950                   750                 98,557
   Contracted marketing                                            9,317                     -                  9,317
   Telephone and internet                                         10,923                     -                 24,526
   Repairs and maintenance                                           269                     -                  7,269
   Website design and development                                  4,863                 3,300                 14,832
   Other                                                           6,421                   437                 30,410
                                                            ------------          ------------           ------------
     Total Expenses                                              320,709               163,310                922,948
                                                            ------------          ------------           ------------
Net Loss From Operations                                        (320,709)             (163,310)              (922,948)
                                                            ------------          ------------           ------------
Other Revenue (Loss)
   Dividend income                                                   290                     -                    385
   Realized loss on sale of securities                           (79,891)                    -                (79,891)
                                                            ------------          ------------           ------------
     Total Other Revenue (Loss)                                  (79,601)                    -                (79,506)
                                                            ------------          ------------           ------------
Net loss before provision for income taxes                      (400,310)             (163,310)            (1,002,454)

Income tax benefit (Note G)                                            -                     -                      -
                                                            ------------          ------------           ------------
Net loss                                                    $   (400,310)         $   (163,310)         $  (1,002,454)
                                                            ------------          ------------           ------------

The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                       STATEMENTS OF COMPREHENSIVE INCOME


                                                                                                         July 16, 1997
                                                                 Year Ended          Year Ended          (Inception) to
                                                              December 31, 2004    December 31, 2003     December 31, 2004
                                                              -----------------    -----------------     -----------------
Net loss                                                        $ (400,310)           $ (163,310)       $ (1,002,454)

Other Comprehensive Income:

   Unrealized depreciation of securities                           (29,818)                    -             (29,818)
                                                                ----------            ----------        ------------
      Total Comprehensive Income (Loss)                         $ (430,128)           $ (163,310)       $ (1,032,272)
                                                                ==========            ==========        ============



         STATEMENTS OF DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE


                                                                                    Year Ended             Year Ended
                                                                                    December 31,           December 31,
                                                                                        2004                  2003
                                                                                    ------------           ------------
Deficit accumulated during the development
  stage - beginning of period                                                       $  (602,144)           $  (438,834)

Net loss                                                                               (400,310)              (163,310)

Other comprehensive income (loss)                                                       (29,818)                     -
                                                                                    -----------            -----------
Deficit accumulated during the development
  stage - end of period                                                             $(1,032,272)           $  (602,144)
                                                                                    ===========            ===========

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                           STATEMENTS OF COMMON STOCK
           For the Years Ended December 31, 2003 and December 31, 2004



                                                                    COMMON           COMMON
                                                                    SHARES            STOCK
                                                                 ----------        ----------
Balance - December 31, 2003 and December 31, 2004                48,209,500        $   48,210
                                                                 ==========        ==========


                    STATEMENTS OF ADDITIONAL PAID-IN CAPITAL
           For the Years Ended December 31, 2003 and December, 31 2004



Balance - January 1, 2003                                           $   584,479

  Assets contributed by stockholder                                     275,000
  Corporate obligations paid by stockholder                             183,810
                                                                     ----------

Balance - December 31, 2003                                           1,043,289

  Corporate obligations paid by stockholder                             136,929
  Excess of fair value over par value of stock to be issued
    to contracted consultants in exchange for services                    3,847
                                                                     ----------


Balance - December 31, 2004                                         $ 1,184,065

The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                                                                                          July 16, 1997
                                                               Year Ended            Year Ended         (Inception) to
                                                            December 31, 2004     December 31, 2003    December 31, 2004
                                                            -----------------     -----------------    -----------------
Cash Flows From Operating Activities:

  Net loss                                                   $   (400,310)        $   (163,310)         $(1,002,454)
   Adjustments to reconcile net loss to net cash used in
operating activities:

       Depreciation and amortization                               45,268               16,577               82,399
       Realized loss on sale of securities                         79,891                    -               79,891
       Expenses incurred in exchange for
           common stock                                             4,275                                     4,275
       Expenses paid by stockholder -
           contributed to capital (Note I)                         76,155              122,114              642,369

  Changes in assets and liabilities:
       Prepaid expenses                                              (309)              (1,522)              (1,831)
       Accrued expenses                                             3,713                2,500                6,213
                                                             ------------         ------------          -----------
Net Cash Used In Operating Activities                            (191,317)             (23,641)            (189,138)
                                                             ------------         ------------          -----------

Cash Flows Provided By Investing Activities:

       Proceeds from sale of investments                          195,109                    -              195,109
                                                             ------------         ------------          -----------
Net increase (decrease) in cash and
    cash equivalents                                                3,792              (23,641)               5,971

Cash and cash equivalents-beginning of period                       2,179               25,820                    -
                                                             ------------         ------------          -----------
Cash and cash equivalents-end of period                      $      5,971         $      2,179          $     5,971
                                                             ============         ============          ===========

The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                                                       July 16, 1997
                                                               Year Ended          Year Ended          (Inception) to
                                                               December 31,        December 31,          December 31,
                                                                  2004                2003                  2004
                                                               ------------        ------------        --------------
Cash paid for income taxes                                         None                  None                  None

Cash paid for interest                                             None                  None                  None

During the year ended December 31, 2004, one of the principal stockholders paid Company obligations in the amount of $136,929. This amount was contributed to additional paid-in capital.

During the year ended December 31, 2003, one of the principal stockholders paid Company obligations in the amount of $183,810. This amount was contributed to additional paid-in capital.

The accompanying notes are an integral part of these financial statements.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004


Note A.  Nature of Business and Significant Accounting Policies
         ------------------------------------------------------

Organization - Omnimed International, Inc. (Company) was incorporated on July 16, 1997 under the laws of the State of Nevada.

Development Stage Company- The Company is a development stage company and has not generated any revenues. During the development period, the company is developing its information technology and other intangible assets and is attempting to market the company's products. The company is in the process of developing a system of gathering, digitizing, storing and distributing information for the healthcare field.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The Company's financial instruments, which include cash, prepaid expenses, securities, and accounts payable approximate fair value due to the short-term nature of these assets and liabilities.

Cash and Cash Equivalents - For purposes of these financial statements, cash equivalents include a highly liquid debt instrument with a maturity of less than three months.

Long-Lived Assets - The Company evaluates long-lived assets for impairment under Financial Accounting Standards Board (FASB) Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed Of". Under these rules, long-term and intangible assets are evaluated for possible impairment when events or circumstances indicate that the carrying amount of those assets may not be recoverable. Measurement of the impairment loss, if any, is based upon the difference between the assets carrying value in the financial statements and its estimated fair value. During the development stage there have been no such losses recorded.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes". The provision for income taxes is comprised of current and deferred components. The current component presents the amount of federal and state income taxes that are currently reportable to the respective tax authorities and is measured by applying statutory rates to the Company's taxable income as reported in its income tax returns. For each of the years presented in these financial statements and for the period August 12, 1997(Inception) to December 31, 2004 there is no current provision for income taxes as the Company has reported losses on all income tax returns filed.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)
                                     PAGE 9
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                                   (continued)


Note A.  Nature of Business and Significant Accounting Policies  (cont'd)
         ----------------------------------------------------------------

Income taxes- (continued)

Deferred income taxes are provided for the temporary differences between the carrying values of the Company's assets and liabilities for financial reporting purposes and their corresponding income tax basis. These temporary differences are primarily attributable to net operating losses, depreciation, and research and development costs, which due to income tax laws become taxable or deductible in different years than their corresponding treatment for financial reporting purposes. The temporary differences give rise to either a deferred tax asset or liability in the financial statements, which is computed by applying statutory tax rates to taxable or deductible temporary differences based upon classification (i.e., current or non-current) of the asset or liability in the financial statements which relate to the particular temporary difference.

Property and Equipment - is recorded at cost. Costs of maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of each asset.

Trademark Costs - Costs incurred in the registration and acquisition of trademarks and trademark rights are capitalized. These costs will be amortized over the legal life of the related trademark once the trademark is awarded. In accordance with the provisions of Statement of Financial Accounting Standards No. 142 (SFAS No. 142), Goodwill and Other Intangible Assets, the Company performs an annual review of its identified intangible assets to determine if facts and circumstances exist which indicate that the useful life is shorter than originally estimated or that the carrying amount of the assets may not be recoverable. During the years ended December 31, 2004, and December 31, 2003 there were no such impairment losses.

Capitalized Software Development Costs - The Company's policy is to capitalize computer software costs in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" Under SOP 98-1, costs incurred in creating software to gather, digitize, store and distribute medical information once the application development stage is reached, are capitalized. The application development stage is when a working model/concept, is established. Costs incurred in developing the product from this point until the product is available for release to customers are capitalized and includes contracted labor including supervision of the product developers and other outside consultant costs. Amortization of these costs started February 2004, when the product was first available for release to customers and is being recovered on the straight-line basis over the estimated economic life of sixty months. The Company reviews the amounts capitalized for impairment whenever events or circumstances indicate that the carrying amounts of the assets may not be recoverable.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                                   (continued)


Note A.  Nature of Business and Significant Accounting Policies  (cont'd)
         ----------------------------------------------------------------

Capitalized Software Development Costs- (continued)

During the years ended December 31, 2004 and December 31, 2003, the Company has concluded that no impairment charges are required.

The Company expenses all software costs associated with the conceptual formulation and evaluation of alternatives until the application development stage has been reached. Costs to improve or support the technology are expensed as these costs are incurred.

Comprehensive Income- Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosures of certain financial information that historically has not been recognized in the calculation of net income. For all of the periods presented, the Company's comprehensive income is presented in the Statement of Comprehensive Income, and includes unrealized gains and losses on marketable securities net of the related estimated deferred income tax effect associated with those gains and losses.

Investments- The Company's investments in marketable securities are classified as "available for sale" securities, and are carried on the financial statements at market value. Realized gains and losses are included in earnings; unrealized gains and losses are reported as a separate component of stockholders' equity and as a component of "Other Comprehensive Income."

Off Balance Sheet Arrangements- The Company does not have any off-balance sheet financing or any unconsolidated special purpose entities.

Stock Based Compensation- The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards No. 148 (SFAS 148), "Accounting for Stock Based Compensation-Transition and Disclosure", an amendment to SFAS No. 123. Under these pronouncements, the Company uses the fair value based method of accounting for its stock option plan and for stock issued in exchange for services.

Revenue Recognition- The Company intends to generate revenue from licensing the right to utilize its proprietary software for the storage and distribution of healthcare information to individuals and affinity groups. As previously described, the Company is a development stage company and has not generated any revenues. The Company's technology was available for sale or lease in February 2004. Once sales commence, the Company will recognize revenue on the accrual basis over the related license period.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                                   (continued)


Note B. Property and Equipment

Property and equipment consists of:
                                        December 31,    December 31,     Useful
                                          2004             2003           Life
                                        -----------     -----------     -------
Computer equipment                      $   107,487     $    84,287     5 years
Office furniture                             12,928           9,301     7 years
Office equipment                              2,529               -     5 years
 Total property and equipment           $   122,944     $    93,588

Depreciation is provided by the straight-line method over the estimated useful life of the related assets utilizing a half- year convention in the year acquired. Depreciation expense amount to $18,405 for the year ended December 31, 2004 and $16,577 for the year ended December 31, 2003.


Note C. Capitalized Software Development Costs
        --------------------------------------

As described in Note A to the financial statements, the Company's policy is to capitalize software development costs in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. At December 31, 2004 and 2003 the Company had capitalized $146,525 of costs related to the development of proprietary software that the Company will license to its customers for the storage and distribution of medical information. Management estimates the economic useful life of this software technology to be sixty months, consequently, capitalized software development costs are being amortized on a straight-line basis over a period of sixty months beginning in February 2004, the month the product became available for sale. Amortization for the year ended December 31, 2004 was $26,863.


Note D. Investments
        -----------

The Company has an investment in a marketable security that is available for sale. The security was contributed to additional paid-in capital by one of the Company's major shareholders. At December 31, 2004, the Company had 16,000 restricted shares of stock of Poseidis Incorporated that will be available for sale during 2005. These shares were acquired as a result of a stock dividend on 160,000 shares of Poseidis that the Company owned. At December 31, 2003 the Company owned 50,000 shares of Poseidis Incorporated with a value of $275,000. During 2004 the stock split eight for one, prior to the stock dividend. During 2004, the Company sold all of its initial shares of Poseidis Incorporated stock.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                                   (continued)


Note E. Other Intangible Assets
        -----------------------

At December 31, 2003 and December 31, 2004, other intangible assets consisted of $3,257 of capitalized design costs relating to logo's for the Company's principal product and $4,130 of legal fees and other costs related to trademark registration. The Company will amortize the logo costs over a period of thirty-six months beginning in the month the Company realizes its first sale and the trademark costs over the legal life of the trademark when awarded.


Note F. Stock Based Compensation
        ------------------------

As disclosed in Note A to the financial statements, the Company has adopted the provisions of SFAS No.148, "Accounting for Stock Based Compensation- Transition and Disclosure", which requires that stock awards granted subsequent to January 1995 be recognized as compensation expense based on the fair value at the date of the grant. During the year 2004, the Company incurred additional compensation expense in the amount of $4,275 to consultants for shares issued or to be issued in exchange for services. The Board of Directors determined that the fair value of the Company's shares to be $.01 per share.


Note G. Income Taxes
        ------------

The Company is a development stage company and has reported losses in each year since inception. Accordingly, net deferred tax assets primarily attributable to net operating loss carry forwards have been reduced to zero as a result of a 100% valuation allowance based upon the uncertainty regarding realization of such tax benefits given the Company's losses.

The tax benefits relating to these net operating losses expire 20 years after realizing such losses. The Company has approximately $1,050,000 of net operating losses expiring during various years beginning in 2017.


Note H. Commitments and Contingencies
        -----------------------------

During the year 1999, the Company created the 1999 Stock Option Plan (Plan) to attract and retain the best qualified personnel. Under the Plan, the Company reserved 3,300,000 shares of its common stock to be given to employees and independent contractors as additional compensation as determined by the Board of Directors. The options under the Plan are intended to qualify as Incentive Stock Options (ISO's) under Section 422 of The Internal Revenue Code.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                                   (continued)


Note H. Commitments and Contingencies (cont'd)
        --------------------------------------

At December 31, 2004, the Company had granted options to purchase 150,000 shares of the Company's stock to three key employees.

The Company has employment agreements with five key employees that specify total minimum annual salaries of $180,000. One of these employees is the Company's principal shareholder and founder. Several of the employees did not receive the minimum salary as provided for in their agreements and have waived their right to receive the unpaid salary.

In connection with these employment agreements, the Company is going to issue 1,190,000 shares of its stock to four key employees as an additional incentive to commit to employment with the Company. At December 31, 2004, 427,500 of these shares were vested but not issued. These shares will be issued during 2005.

The Company is obligated under a lease for office space in New Jersey commencing November 2003 and expiring in October 2008. The lease also provides for additional rent for increases in operating expenses. Future minimum rent payments under the lease are:

                             Year Ended
                            December 31,
                            ------------
                                2005              $18,157
                                2006               19,395
                                2007               20,633
                                2008               18,054

Note I. Related Party Transactions
        --------------------------

As previously described in the financial statements, the Company has not generated any operating revenues. The Company has been able to continue operations due to the payment of company obligations by one of its principal stockholders as an additional contribution to capital. This stockholder made payments aggregating $236,929 during the year 2004 and $183,810 during the year 2003 on behalf of the Company.

Note J. Subsequent Events
        -----------------

In February 2005, the Company entered into an employment agreement with an individual to serve as Vice President of Digital Imaging. The agreement provides for the employee to receive 40,000 shares of the Company's stock upon execution of the agreement and an additional 60,000 shares vesting 2,500 shares per month for 24 months. The agreement also provides the employee with options to purchase an additional 50,000 shares of the Company's common stock.

                           OMNIMED INTERNATIONAL, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                                   (continued)


Note J. Subsequent Events (cont'd)
        --------------------------

In March 2005, the Company entered into an employment agreement with one of the sons of the company's founder to serve as Vice President of Sales and New
Business Development. The employment agreement provides for the employee to receive 300,000 shares of the Company's stock upon execution of the agreement and an additional 600,000 shares vesting 20,000 shares per month for 24 months and 120,000 shares upon completion of the twenty-fourth month of employment. The agreement also provides the employee with options to purchase an additional 50,000 shares of the Company's common stock.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS





Pro forma Consolidated Balance Sheet.........................................F-2

Pro forma Consolidated Statements of Operations..............................F-3

Notes to Pro forma Consolidated  Financial Statement.........................F-4

                           OMNIMED INTERNATIONAL, INC.
                      Pro forma Consolidated Balance Sheet
                                  June 30, 2005
                                   (Unaudited)

                                                           Omnimed     Bio-Solutions
                                                        International  International,    Proforma
                                                            Inc.       Inc.             Adjustments       Proforma
                                                       --------------- -------------- ---------------- ----------------
                                     ASSETS

CURRENT ASSETS
   Cash                                                $82,577         $45,000        a)(45,000)       $82,577
   Prepaid expenses and other current assets           1,625           0                               1,625
                                                       --------------- -------------                   ----------------
          Total current assets                         84,202          45,000                          84,202
                                                       --------------- --------------                  ----------------

PROPERTY, PLANT AND EQUIPMENT
   (Net of accumulated depreciation)                   86,947          0                               86,947
                                                       --------------- --------------                  ----------------
          Total property, plant and equipment          86,947          0                               86,947
                                                       --------------- --------------                  ----------------
OTHER ASSETS
   Investment in subsidiaries                          0               0              c)2,274,420
                                                                                      d)(2,274,420)      0
   Capitalized software (net of accumulated            105,010                                         105,010
amortization)
   Other                                               11,884          0                               11,884
                                                       --------------- --------------                  ----------------
          Total other assets                           116,894         0                               116,894
                                                       --------------- --------------                  ----------------

Total Assets                                           $288,043        $45,000                         $288,043
                                                       =============== ==============                  ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses               $21,223         $0                              $21,223
   Accrued interest                                    0               198,570        b)(198,570)      0
   Short-term notes payable                            0               404,997        b)(404,997)      0
                                                       -------------- ---------------                  ----------------
          Total current liabilities                    21,223          603,567                         21,223
                                                       -------------- ---------------                  ----------------
LONG-TERM DEBT
   Long-term note payable - related party              323,528         0                               323,528
                                                       -------------- ---------------                  ----------------
          Total long-term debt                         323,528         0                               323,528
                                                       -------------- ---------------                  ----------------

Total Liabilities                                      344,751         603,567                         344,751
                                                       -------------- ---------------                  ----------------

STOCKHOLDERS' EQUITY
  Preferred stock, n/a and $0.001 par value; n/a and
1,000,000                                              n/a             0                               0
     shares authorized; n/a and 0 issued and
outstanding
  Common stock, $0.001 and $0.001 par value;
50,000,000,
     and 100,000,000 shares authorized; 49,255,000,
     and  520,694 shares issued and outstanding        49,256          52             b)150
                                                                                      c)1,000
                                                                                      d)(49,256)       1,202
   Additional paid-in capital                          1,189,627       1,772,509      b)603,417
                                                                                      c)(1,093,545)
                                                                                      d)(1,189,627)    1,282,381
   Accumulated deficit                                 (1,295,291)     (2,331,128)    a)(45,000)
                                                                                      d)2,331,128     (1,340,291)
                                                       -------------- ---------------                  ----------------

          Total stockholders' equity                   (56,408)        (558,567)                       (56,708)
                                                       -------------- ---------------                  ----------------
Total Liabilities and  Stockholders' Equity            $288,343        $45,000                         $288,043
                                                       ============== ===============                  ================

 The accompanying notes are an integral part of the pro-forma financial statements

OMNIMED INTERNATIONAL, INC.
Pro forma Consolidated Statements of Operations
(Unaudited)
Six months ended June 30, 2005

                                                      Omnimed      Bio-Solutions    Pro forma
                                                   International   International,  Adjustments   Pro forma
                                                       Inc.        Inc.
                                                 ---------------- --------------- -------------- ---------------
REVENUES
   Sales                                         $0                $0                            $0
                                                 ---------------- ---------------                ---------------

          Total revenues                         0                 0                             0

COST OF SALES
   Cost of sales                                 0                 0                             0
                                                 ---------------- ---------------                ---------------

          Gross margin                           0                 0                             0
                                                 ---------------- ---------------                ---------------

OPERATING EXPENSES
   General and administrative                    236,629           0            a)45,000         281,629
   Depreciation                                  27,049            0                             27,049
                                                 ---------------- ---------------                ---------------

          Total operating expenses               263,678           0                             308,678
                                                 ---------------- ---------------                ---------------

Operating loss                                   (263,678)         0                             (308,678)
                                                 ---------------- ---------------                ---------------

OTHER INCOME (EXPENSE)
   Interest income                               0                 0                             0
   Other income (expense)                        247               0                             247
   Interest expense                              0                 0                             0
                                                 ---------------- ---------------                ---------------

          Total other income (expense)           247               0                             247
                                                 ---------------- ---------------                ---------------

Net income (loss)                                $(263,431)        $0                            $(308,431)
                                                 ================ ===============                ===============


 The accompanying notes are an integral part of the pro-forma financial statements

OMNIMED INTERNATIONAL, INC.
Notes to Pro forma Consolidated Financial Statements
(Unaudited)


(1) Pro forma  Changes

          On September , 2005, the Company entered into a Share Exchange Agreement with Omnimed International, Inc., (OII), a Nevada company. This business combination was a reverse merger, accounted for as a recapitalization of OII. The Company issued 10,000,000 shares of common stock of the Company to complete this acquisition.

          The Pro forma statement of operations includes the months ended March 31, 2005 for the Company, OTCW and CEOC.

     (2) Pro forma Adjustments

          a)   $45,000 cash paid for expenses related to the merger.

          b) 1,500,000 shares of common stock of the Company was issued to settle the then outstanding convertible debt and accrued interest of BSOU.

          c) 10,000,000 shares of common stock of the Company was issued in exchange for 100% of the issued and outstanding common stock of Omnimed.

         Consolidation:
         --------------

          b) Eliminate investment in subsidiaries, the Company's retained deficit and common stock of subsidiaries.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS





Pro forma Consolidated Statements of Operations.............................F-6

Notes to Pro forma Consolidated  Financial Statement........................F-7

                           OMNIMED INTERNATIONAL, INC.
                 Pro forma Consolidated Statements of Operations
                                   (Unaudited)
                                   Year Ended

                                                 Omnimed        Bio-Solutions
                                              International    International,   Pro forma
                                                  Inc.         Inc.             Adjustments     Pro forma
                                            ------------------ ---------------- --------------  -------------------
REVENUES                                    December 31, 2004   June 30, 2004
                                            ------------------ ----------------
   Sales                                    $0                 $ 0                              $  0
                                            ------------------ ----------------                 -------------------

          Total revenues                    0                    0                                 0

COST OF SALES
   Cost of sales                            0                    0                                 0
                                            ------------------ ----------------                 -------------------

          Gross margin                      0                    0                                 0
                                            ------------------ ----------------                 -------------------

OPERATING EXPENSES
   General and administrative               275,441              22,000                            297,441
   Depreciation                             45,268               0                                 45,268
                                            ------------------ ----------------                 -------------------

          Total operating expenses          320,709              22,000                            342,709
                                            ------------------ ----------------                 -------------------

Operating loss                              (320,709)           (22,000)                          (342,709)
                                            ------------------ ----------------                 -------------------

OTHER INCOME (EXPENSE)
   Dividend income                          290                  0                                 290
   Interest expense                         0                   (40,500)                          (40,500)
   Realized loss on sale of securities      (79,891)             0                                (79,891)
                                            ------------------ ----------------                 -------------------

          Total other income (expense)      (79,601)            (40,500)                         (120,101)
                                            ------------------ ----------------                 -------------------

Net income (loss)                           $(400,310)         $(62,500)                        $(462,810)
                                            ================== ================                 ===================

 The accompanying notes are an integral part of the pro-forma financial statements

                           OMNIMED INTERNATIONAL, INC.
              Notes to Pro forma Consolidated Financial Statements
                                   (Unaudited)


(1) Pro forma  Changes

          On September , 2005, the Company entered into a Share Exchange Agreement with Omnimed International, Inc., (OII), a Nevada company. This business combination was a reverse merger, accounted for as a recapitalization of OII. The Company issued 10,000,000 shares of common stock of the Company to complete this acquisition.

          The Pro forma statement of operations includes the months ended March 31, 2005 for the Company, OTCW and CEOC.

  (2) Pro forma Adjustments

     a)   $45,000 cash paid for expenses related to the merger.

     b) 1,500,000 shares of common stock of the Company was issued to settle the then outstanding convertible debt and accrued interest of BSOU.

     c) 10,000,000 shares of common stock of the Company was issued in exchange for 100% of the issued and outstanding common stock of Omnimed.

     Consolidation:
     --------------

     b) Eliminate investment in subsidiaries, the Company's retained deficit and common stock of subsidiaries.